    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2003
                                                     REGISTRATION NO. 333-106484
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              76-0511037
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
              (Address of Principal Executive Offices and Zip Code)

                              --------------------

                     MILLER EXPLORATION COMPANY STOCK OPTION
                       AND RESTRICTED STOCK PLAN OF 1997,
                                   AS AMENDED
                            (Full title of the plan)

                              ---------------------

                                 MICHAEL G. LONG
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             1301 TRAVIS, SUITE 2000
                              HOUSTON, TEXAS 77002
                                 (713) 654-8960
 (Name, address and telephone number, including area code, of agent for service)

                              ---------------------

This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (333-106484) is being filed pursuant to the provisions of Rule 401(e) under the Securities Act of 1933, as amended, and the procedures described herein and covers 162,409 shares of the Registrant's common stock, par value $.01 per share, issuable under the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997, as amended. The registration fee in respect of such shares of the Registrant's common stock was paid at the time of the original filing of the Registration Statement on Form S-4 relating to such common stock.

================================================================================

                             INTRODUCTORY STATEMENT

         Edge Petroleum Corporation (the "Registrant" or the "Company") is filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 relating to its common stock, par value $.01 per share (the "Edge common stock"), which may be offered and sold pursuant to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997, as amended (the "Plan").

         On December 4, 2003, pursuant to an Agreement and Plan of Merger dated as of May 28, 2003 by and among the Registrant, Edge Delaware Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Registrant ("Merger Sub"), and Miller Exploration Company, a Delaware corporation ("Miller"), among other things (a) Merger Sub was merged into Miller, as a result of which Miller became a wholly owned subsidiary of the Registrant, (b) each outstanding share of common stock, par value $.01 per share, of Miller ("Miller common stock") was converted into the right to receive 1.22342 shares of Edge common stock, (c) the Registrant assumed Miller's obligations under the Plan, and (d) warrants to purchase Edge common stock (the "Warrants") were deemed issued pursuant to the Registrant's assumption of warrants to purchase shares of Miller Common Stock.

         The Registration Statement covered (i) Edge common stock issuable in connection with the merger, (ii) Edge common stock issuable pursuant to the Plan, (iii) Edge common stock issuable upon exercise of the Warrants and (iv) Warrants issuable in connection with the Merger.

         This Post-Effective Amendment No. 1 on Form S-8 relates only to the Edge common stock issuable pursuant to the Plan and does not relate to (i) Edge common stock issuable in connection with the Merger, (ii) Edge common stock issuable upon exercise of the Warrants and (iii) Warrants issuable in connection with the Merger. Accordingly, the Registration Statement continues to cover the securities described in the foregoing clauses (i), (ii) and (iii).

         There are also registered hereunder such additional indeterminate shares of Edge common stock as may be required as a result of stock splits, stock dividends, or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This registration statement incorporates herein by reference the following documents which have been filed with the Commission by Miller (SEC File No. 0-23431) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  1. Miller's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended on April 29, 2003;

                  2. Miller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

                  3. Miller's Current Reports on Form 8-K filed on May 30, 2003, and June 20, 2003.

         This registration statement incorporates herein by reference the following documents which have been filed with the Commission by the Company (SEC File No. 0-22149) pursuant to the Securities Act and the Exchange Act:

                  1. The description of the Edge common stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on February 14, 1997, and as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description;

                  2. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002;

                  3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

                  4. The Company's Current Reports on Form 8-K filed on June 3, 2003, September 5, 2003 and October 1, 2003; and

                  5. The information under the caption "Unaudited Pro Forma Financial Information" and "Edge Petroleum Corporation and Miller Exploration Company Notes to Unaudited Pro Forma Financial Statements" and "Edge Petroleum Corporation Pro Forma Reserve Data" appearing on pages 80 through 90, of the Joint Proxy Statement/Prospectus of the Company and Miller dated October 31, 2003, which is included as part of the Registration Statement on Form S-4 (333-106484) of the Company.

         Each document filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

         The consolidated financial statements of the Company as of December 31, 2002 and 2001 and for each of the years in the two-year period ended December 31, 2002, have been incorporated by reference in this Post-Effective Amendment, in reliance upon the report of KPMG LLP, independent accountants, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change to the method of accounting for derivative instruments.

         The consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 of the Company, which are incorporated by reference in this Post-Effective Amendment, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

         The consolidated balance sheet of Miller and subsidiary as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 which are incorporated by reference in this Post-Effective Amendment, have been audited by Plante & Moran, PLLC, independent auditors, as set forth in their report, and have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated balance sheets of Miller and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, equity and cash flows for each of the years in the two-year period ending December 31, 2001, which are incorporated by reference in this Post-Effective Amendment, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Arthur Andersen has not consented to the inclusion of their report in this Post-Effective Amendment, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report in this Post-Effective Amendment, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the Financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

         Certain information with respect to the oil and gas reserves of the Company derived from the reports of Ryder Scott Company, L.P., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

         Certain information with respect to the oil and gas reserves of Miller derived from the reports of Miller and Lents, Ltd., independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered in such report and in giving such report.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation) and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of
Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Certificate of Incorporation

         The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal

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benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

         Bylaws

         The Bylaws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

         The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

         The Bylaws include related provisions meant to facilitate the indemnitee's receipt of such benefits. The provisions cover, among other things:
(i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined therein).

         Indemnification Agreements

         The Company has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements provide that the Company shall indemnify the director and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by the Company, and generally indemnifies the director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the director or any of the foregoing alleged by any claimant or any claim against the director solely by reason of him being a director or officer of the Company, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

         Insurance

         The Company has a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

  Exhibit
     No.                                   Description
  -------                                  -----------

    4.1*      --     Restated Certificate of Incorporation of the Company, as
                     amended (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1/A filed on
                     February 5, 1997 (Registration No. 333-17267)).

    4.2*      --     Certificate of Amendment to the Restated Certificate of
                     Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on
                     Form S-1/A filed on February 5, 1997 (Registration No.
                     333-17267)).

    4.3*      --     Bylaws of the Company (Incorporated by reference from
                     Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

    4.4*      --     First Amendment to Bylaws of the Company on September 28,
                     1999 (Incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

    4.5*      --     Second Amendment to Bylaws of the Company on May 7, 2003.
                     (Incorporated by reference from Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

    4.6+      --     Agreement and Plan of Merger dated as of May 28, 2003 among
                     Edge Petroleum Corporation, Edge Delaware Sub Inc. and
                     Miller Exploration Company.

    4.7*      --     Miller Exploration Company Stock Option and Restricted
                     Stock Plan of 1997 (Incorporated by reference from Exhibit
                     10.1 on Miller's Registration Statement on Form S-1
                     (Registration No. 333-40383)).

    4.8*      --     Amendment No. 1 to the Miller Exploration Company Stock
                     Option and Restricted Stock Plan of 1997 (Incorporated by reference from Exhibit 4.2 to Miller's Registration
                     Statement of Form S-8 (Registration No. 333-58678)).

    4.9*      --     Amendment No. 2 to the Miller Exploration Company Stock
                     Option and Restricted Stock Plan of 1997 (Incorporated by reference from Exhibit 4.3 to Miller's Registration
                     Statement of Form S-8 (Registration No. 333-58678)).

    4.10*     --     Form of Miller Stock Option Agreement (Incorporated by
                     reference from Exhibit 10.1(b) to Miller's Registration
                     Statement on Form S-8 (Registration No. 333-58678)).

    5.1       --     Opinion of Baker Botts L.L.P.

   23.1       --     Consent of KPMG LLP.

   23.2       --     Consent of Deloitte & Touche LLP.

   23.3       --     Consent of Plante & Moran PLLC.

   23.4       --     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

   23.5       --     Consent of Ryder Scott Company, L.P.

   23.6       --     Consent of Miller and Lents, Ltd.

   24.1+      --     Power of Attorney.

-----------------
*    Incorporated herein by reference as indicated.
+ Previously filed as part of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 25, 2003.

ITEM 9.  UNDERTAKINGS.

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 4, 2003.

                                           EDGE PETROLEUM CORPORATION

                                           By:     *
                                              ----------------------------------
                                              John W. Elias
                                              Chief Executive Officer and
                                              Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 4, 2003.


                    SIGNATURE                                             TITLE
                    ---------                                             -----
                        *                           Chief Executive Officer and Chairman of the Board
--------------------------------------------------    (Principal Executive Officer)
                  John W. Elias


               /s/ Michael G. Long                  Senior Vice President and Chief Financial Officer
--------------------------------------------------    (Principal Financial and Principal Accounting Officer)
                 Michael G. Long


                        *                           Director
--------------------------------------------------
                 Thurmon Andress


                        *                           Director
--------------------------------------------------
                 Vincent Andrews


                        *                           Director
--------------------------------------------------
                Joseph R. Musolino


                        *                           Director
--------------------------------------------------
                Stanley S. Raphael


                        *                           Director
--------------------------------------------------
                  John Sfondrini


                        *                           Director
--------------------------------------------------
                 Robert W. Shower


                        *                           Director
--------------------------------------------------
                  David F. Work


By: /s/ Michael G. Long
   -----------------------------------------------
   Michael G. Long
   (Attorney-in-fact)

                                  EXHIBIT INDEX


  Exhibit
     No.                                   Description
  -------                                  -----------

    4.1*      --     Restated Certificate of Incorporation of the Company, as
                     amended (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1/A filed on
                     February 5, 1997 (Registration No. 333-17267)).

    4.2*      --     Certificate of Amendment to the Restated Certificate of
                     Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on
                     Form S-1/A filed on February 5, 1997 (Registration No.
                     333-17267)).

    4.3*      --     Bylaws of the Company (Incorporated by reference from
                     Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

    4.4*      --     First Amendment to Bylaws of the Company on September 28,
                     1999 (Incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

    4.5*      --     Second Amendment to Bylaws of the Company on May 7, 2003.
                     (Incorporated by reference from Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003).

    4.6+      --     Agreement and Plan of Merger dated as of May 28, 2003 among
                     Edge Petroleum Corporation, Edge Delaware Sub Inc. and
                     Miller Exploration Company.

    4.7*      --     Miller Exploration Company Stock Option and Restricted
                     Stock Plan of 1997 (Incorporated by reference from Exhibit
                     10.1 on Miller's Registration Statement on Form S-1
                     (Registration No. 333-40383)).

    4.8*      --     Amendment No. 1 to the Miller Exploration Company Stock
                     Option and Restricted Stock Plan of 1997 (Incorporated by reference from Exhibit 4.2 to Miller's Registration
                     Statement of Form S-8 (Registration No. 333-58678)).

    4.9*      --     Amendment No. 2 to the Miller Exploration Company Stock
                     Option and Restricted Stock Plan of 1997 (Incorporated by reference from Exhibit 4.3 to Miller's Registration
                     Statement of Form S-8 (Registration No. 333-58678)).

    4.10*     --     Form of Miller Stock Option Agreement (Incorporated by
                     reference from Exhibit 10.1(b) to Miller's Registration
                     Statement on Form S-8 (Registration No. 333-58678)).

    5.1       --     Opinion of Baker Botts L.L.P.

   23.1       --     Consent of KPMG LLP.

   23.2       --     Consent of Deloitte & Touche LLP.

   23.3       --     Consent of Plante & Moran PLLC.

   23.4       --     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

   23.5       --     Consent of Ryder Scott Company, L.P.

   23.6       --     Consent of Miller and Lents, Ltd.

   24.1+      --     Power of Attorney.

-----------------
*    Incorporated herein by reference as indicated.
+ Previously filed as part of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 25, 2003.


                                      II-10